___________________ INSIDER TRADING POLICY ___________________ Effective as of October 16, 2013 As amended on September 23, 2024

VEEVA SYSTEMS INC. INSIDER TRADING POLICY i TABLE OF CONTENTS Page INTRODUCTION .............................................................................................................................1 Legal prohibitions on insider trading ............................................................................................... 1 Detection and prosecution of insider trading .................................................................................. 1 Penalties for violation of insider trading laws and this Policy......................................................... 1 Compliance Officer ......................................................................................................................... 2 Reporting violations ........................................................................................................................ 2 Personal responsibility .................................................................................................................... 2 PERSONS AND TRANSACTIONS COVERED BY THIS POLICY ................................................3 Persons covered by this Policy ....................................................................................................... 3 Types of transactions covered by this Policy ................................................................................. 3 Responsibilities regarding the nonpublic information of other companies .................................... 3 Applicability of this Policy after your departure .............................................................................. 3 No exceptions based on personal circumstances .......................................................................... 3 MATERIAL NONPUBLIC INFORMATION ......................................................................................4 “Material” information ...................................................................................................................... 4 “Nonpublic” information ................................................................................................................... 5 POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION .............................................6 Confidentiality of nonpublic information.......................................................................................... 6 No trading on material nonpublic information ................................................................................. 6 No disclosing material nonpublic information for the benefit of others .......................................... 6 Responding to outside inquiries for information ............................................................................. 7 TRADING BLACKOUT PERIODS ...................................................................................................8 Quarterly blackout periods .............................................................................................................. 8 Special blackout periods ................................................................................................................. 8 No “safe harbors” ............................................................................................................................ 9 PRE-CLEARANCE OF TRADES ................................................................................................. 10 ADDITIONAL RESTRICTIONS AND GUIDANCE ....................................................................... 11 Short sales .................................................................................................................................... 11 Derivative securities and hedging transactions ............................................................................ 11 Using Company securities as collateral for loans ........................................................................ 11 Holding Company securities in margin accounts ......................................................................... 12 Placing open orders with brokers ................................................................................................. 12 LIMITED EXCEPTIONS ............................................................................................................... 13 Transactions pursuant to a trading plan that complies with SEC rules ....................................... 13 Receipt and vesting of stock options, restricted stock units, restricted stock and stock appreciation rights......................................................................................................................... 13 Exercise of stock options for cash ................................................................................................ 14 Purchases from the employee stock purchase plan .................................................................... 14 Stock splits, stock dividends and similar transactions ................................................................. 14 Inheritance .................................................................................................................................... 14

TABLE OF CONTENTS (Continued) Page VEEVA SYSTEMS INC. INSIDER TRADING POLICY ii Change in form of ownership ........................................................................................................ 14 Other exceptions ........................................................................................................................... 14 COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT .......................... 15 Obligations under Section 16 ....................................................................................................... 15 Notification requirements to facilitate Section 16 reporting .......................................................... 15 Personal responsibility .................................................................................................................. 15 ADDITIONAL INFORMATION ...................................................................................................... 16 Availability of Policy ...................................................................................................................... 16 Amendments ................................................................................................................................. 16 SCHEDULE I (Requirements for Rule 10b5-1 Trading Plans)

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 1 INTRODUCTION Veeva Systems Inc. (together with its subsidiaries, the “Company”) opposes the unauthorized disclosure of any nonpublic information acquired in the course of your service with the Company and the misuse of material nonpublic information in securities trading. Any such actions will be deemed violations of this Insider Trading Policy (the “Policy”). Legal prohibitions on insider trading The antifraud provisions of U.S. federal securities laws prohibit directors, officers, employees and other individuals who possess material nonpublic information from trading on the basis of that information. The prohibition applies to purchases, sales, and gifts of stock (as well as other types of transactions described in further detail below). Transactions will be considered “on the basis of” material nonpublic information if the person engaged in the transaction was aware of the material nonpublic information at the time of the transaction. It is not a defense that the person did not “use” the information for purposes of the transaction. Disclosing material nonpublic information directly or indirectly to others who then trade based on that information or making recommendations or expressing opinions as to transactions in securities while aware of material nonpublic information (which is sometimes referred to as “tipping”) is also illegal. Both the person who provides the information, recommendation or opinion and the person who trades based on it may be liable. These illegal activities are commonly referred to as “insider trading”. State securities laws and securities laws of other jurisdictions also impose restrictions on insider trading. In addition, a company, as well as individual directors, officers and other supervisory personnel, may be subject to liability as “controlling persons” for failure to take appropriate steps to prevent insider trading by those under their supervision, influence or control. Detection and prosecution of insider trading The U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) and the New York Stock Exchange use sophisticated electronic surveillance techniques to investigate and detect insider trading, and the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Cases involving trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares have been successfully prosecuted. Penalties for violation of insider trading laws and this Policy Civil and criminal penalties. As of the effective date of this Policy, potential penalties for insider trading violations under U.S. federal securities laws include: • damages in a private lawsuit; • disgorging any profits made, including prejudgment interest, or losses avoided; • imprisonment for up to 20 years; • criminal fines of up to $5 million for individuals and $25 million for entities; • civil fines of up to three times the profit gained or loss avoided;

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 2 • a bar against serving as an officer or director of a public company; and • an injunction against future violations. Civil and criminal penalties also apply to tipping. The SEC has imposed large penalties in tipping cases even when the disclosing person did not trade or gain any benefit from another person’s trading. Controlling person liability. As of the effective date of this Policy, the penalty for “controlling person” liability is a civil fine that can amount to millions of dollars, as well as potential criminal fines and imprisonment. Company disciplinary actions. If the Company has a reasonable basis to conclude that you have failed to comply with this Policy, you may be subject to disciplinary action by the Company, up to and including dismissal for cause, regardless of whether or not your failure to comply with this Policy results in a violation of law. It is not necessary for the Company to wait for the filing or conclusion of any civil or criminal action against an alleged violator before taking disciplinary action. In addition, the Company may give stop transfer and other instructions to the Company’s transfer agent to enforce compliance with this Policy. Compliance Officer Please direct any questions, requests or reports as to any of the matters discussed in this Policy to the Chief Financial Officer or General Counsel of the Company (each, a “Compliance Officer”). The Compliance Officer is generally responsible for the administration of this Policy. The Compliance Officer may select others to assist with the execution of his or her duties. Reporting violations It is your responsibility to help enforce this Policy. You should be alert to possible violations and promptly report violations or suspected violations of this Policy to the Compliance Officer. If your situation requires that your identity be kept secret, your anonymity will be preserved to the greatest extent reasonably possible. If you wish to remain anonymous, you may: send a letter addressed to the Compliance Officer at Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, CA 94588; leave an anonymous message on the ethics hotline at the toll free number 1-855- 595-9577; or complete an online report at www.veeva.ethicspoint.com. If you make an anonymous report, please provide as much detail as possible, including any evidence that you believe may be relevant to the issue. Personal responsibility The ultimate responsibility for complying with this Policy and applicable laws and regulations rests with you. You should use your best judgment at all times and consult with your personal legal and financial advisors, as needed. We advise you to seek assistance if you have any questions at all. The rules relating to insider trading can be complex, and a violation of insider trading laws can carry severe consequences.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 3 PERSONS AND TRANSACTIONS COVERED BY THIS POLICY Persons covered by this Policy This Policy applies to all directors, officers, employees and agents (such as consultants and independent contractors) of the Company. References in this Policy to “you” (as well as general references to directors, officers, employees and agents of the Company) should also be understood to include members of your immediate family, persons with whom you share a household, persons that are your economic dependents and any other individuals or entities whose transactions in securities you influence, direct or control (including, for example, a venture or other investment fund, if you influence, direct or control transactions by the fund). You are responsible for making sure that these other individuals and entities comply with this Policy. Types of transactions covered by this Policy Except as discussed in the section entitled “Limited Exceptions” below, this Policy applies to all transactions involving the securities of the Company or the securities of other companies as to which you possess material nonpublic information obtained in the course of your service with the Company. This Policy therefore applies to purchases, sales, gifts (i.e., transfers for no consideration, including charitable gifts), and other transfers of common stock, options, warrants, preferred stock, debt securities (such as debentures, bonds and notes) and other securities. This Policy also applies to any arrangements that affect economic exposure to changes in the prices of these securities. These arrangements may include, among other things, transactions in derivative securities (such as exchange-traded put or call options), hedging transactions, short sales and certain decisions with respect to participation in benefit plans. This Policy also applies to any offers with respect to the transactions discussed above. You should note that there are no exceptions from insider trading laws or this Policy based on the size of the transaction. Responsibilities regarding the nonpublic information of other companies This Policy prohibits the unauthorized disclosure or other misuse of any nonpublic information of other companies, such as the Company’s distributors, vendors, customers, collaborators, suppliers and competitors. This Policy also prohibits insider trading and tipping based on the material nonpublic information of other companies. Applicability of this Policy after your departure You are expected to comply with this Policy until such time as you are no longer affiliated with the Company and you no longer possess any material nonpublic information subject to this Policy. No exceptions based on personal circumstances There may be instances where you suffer financial harm or other hardship or are otherwise required to forego a planned transaction because of the restrictions imposed by this Policy. Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse a failure to comply with this Policy.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 4 MATERIAL NONPUBLIC INFORMATION “Material” information Information should be regarded as material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell securities or would view the information as significantly altering the total mix of information in the marketplace about the issuer of the security. In general, any information that could reasonably be expected to affect the market price of a security is likely to be material. Either positive or negative information may be material. It is not possible to define all categories of “material” information. However, some examples of information that could be regarded as material include information with respect to: • Financial results, financial condition, earnings pre-announcements, guidance, projections or forecasts, particularly if inconsistent with the Company’s guidance or with the expectations of the investment community; • Restatements of financial results, or material impairments, write-offs or restructurings; • Changes in independent auditors, or notification that the Company may no longer rely on an audit report; • Business plans or budgets; • Creation of significant financial obligations, or any significant default under or acceleration of any financial obligation; • Impending bankruptcy or financial liquidity problems; • Significant developments involving business relationships, including execution, modification or termination of significant agreements or orders with customers, suppliers, distributors, manufacturers or other business partners; • Product introductions, modifications, defects or recalls or significant pricing changes or other product announcements of a significant nature; • Significant developments in research and development or relating to intellectual property; • A significant disruption in the Company's cloud software operations; • A loss of or unauthorized access to customer data hosted by the Company; • Significant legal or regulatory developments, whether actual or threatened; • Major events involving the Company’s securities, including calls of securities for redemption, adoption of stock repurchase programs, option repricings, stock splits, changes in dividend policies, public or private securities offerings, modification to the rights of security holders or notice of delisting; • The existence of a special blackout period; • Significant corporate events, such as a pending or proposed merger, joint venture or tender offer, a significant investment, the acquisition or disposition of a significant business or asset or a change in control of the Company; and • Major personnel changes, such as changes in senior management or lay-offs. If you have any questions as to whether information should be considered “material”, you should consult with the Compliance Officer. In general, it is advisable to resolve any close questions as to the materiality of any information by assuming that the information is material.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 5 “Nonpublic” information Information is considered nonpublic if the information has not been broadly disseminated to the public for a sufficient period to be reflected in the price of the security. As a general rule, information should be considered nonpublic until at least one full trading day has elapsed after the information is broadly distributed to the public in a press release, a public filing with the SEC, by publication on the Veeva Investor Relations website, a pre-announced public webcast or another broad, non-exclusionary form of public communication. However, depending upon the form of the announcement and the nature of the information, it is possible that information may not be fully absorbed by the marketplace until a later time. Any questions as to whether information is nonpublic should be directed to the Compliance Officer. The term “trading day” means a day on which national stock exchanges are open for trading. A “full” trading day has elapsed when, after the public disclosure, trading in the relevant security has opened and then closed.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 6 POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION Confidentiality of nonpublic information The unauthorized use or disclosure of nonpublic information relating to the Company or other companies is prohibited. All nonpublic information you acquire in the course of your service with the Company may only be used for legitimate Company business purposes. In addition, nonpublic information of others should be handled in accordance with the terms of any relevant nondisclosure agreements, and the use of any such nonpublic information should be limited to the purpose for which it was disclosed. You must use all reasonable efforts to safeguard nonpublic information in the Company’s possession. You may not disclose nonpublic information about the Company or any other company, unless required by law, or unless (i) disclosure is required for legitimate Company business purposes, (ii) you are authorized to disclose the information and (iii) appropriate steps have been taken to prevent misuse of that information (including entering an appropriate nondisclosure agreement that restricts the disclosure and use of the information, if applicable). This restriction also applies to internal communications within the Company and to communications with agents of the Company. In cases where disclosing nonpublic information to third parties is required, you should coordinate with the Legal Department. All officers and employees of the Company, as well as agents who may be exposed to Company confidential information, are required to sign and comply with an agreement addressing confidential information and the assignment of inventions (if applicable). No trading on material nonpublic information Except as discussed in the section entitled “Limited Exceptions” below, you may not, directly or indirectly through others, engage in any transaction involving the Company’s securities while aware of material nonpublic information relating to the Company. It is not an excuse that you did not “use” the information in your transaction. Similarly, you may not engage in transactions involving the securities of any other company if you are aware of material nonpublic information about that company (except to the extent the transactions are analogous to those presented in the section entitled “Limited Exceptions” below). For example, you may be involved in a proposed transaction involving a prospective business relationship or transaction with another company. If information about that transaction constitutes material nonpublic information for that other company, you would be prohibited from engaging in transactions involving the securities of that other company (as well as transactions involving Company securities, if that information is material to the Company). It is important to note that “materiality” is different for different companies. Information that is not material to the Company may be material to another company. No disclosing material nonpublic information for the benefit of others You may not disclose material nonpublic information concerning the Company or any other company to friends, family members or any other person or entity not authorized to receive such information where such person or entity may benefit by trading on the basis of such information. In addition, you may not make recommendations or express opinions on the basis of material

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 7 nonpublic information as to trading in the securities of companies to which such information relates. You are prohibited from engaging in these actions whether or not you derive any profit or personal benefit from doing so. This prohibition against disclosure of material nonpublic information includes disclosure (even anonymous disclosure) via the Internet, blogs, investor forums, chat rooms, social media, or the like. Responding to outside inquiries for information In the event you receive an inquiry from someone outside of the Company, such as a stock analyst, for information, you should refer the inquiry to the Chief Financial Officer or the Investor Relations Department. The Company is required under Regulation FD (Fair Disclosure) of the U.S. federal securities laws to avoid the selective disclosure of material nonpublic information. In general, the regulation provides that when a public company discloses material nonpublic information, it must provide broad, non-exclusionary access to the information. Violations of this regulation can subject the company to SEC enforcement actions, which may result in injunctions and severe monetary penalties. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release in compliance with applicable law. Please consult the Company’s investor relations and communications policy for more details.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 8 TRADING BLACKOUT PERIODS To limit the likelihood of trading at times when there is a significant risk of insider trading exposure, the Company has instituted quarterly trading blackout periods and may institute special trading blackout periods from time to time. It is important to note that whether or not you are subject to blackout periods, you remain subject to the prohibitions on trading on the basis of material nonpublic information and any other applicable restrictions in this Policy. Quarterly blackout periods Except as discussed in the section entitled “Limited Exceptions” below, directors, executive officers and other employees and agents identified by the Company must refrain from conducting transactions involving the Company’s securities during quarterly blackout periods. Even if you are not specifically identified as being subject to quarterly blackout periods, you should exercise caution when engaging in transactions during quarterly blackout periods because of the heightened risk of insider trading exposure. Quarterly blackout periods start at the beginning of the 16th calendar day of the last month of each fiscal quarter and end at the beginning of the second full trading day following the date of public disclosure of the financial results for that fiscal quarter. This period is a particularly sensitive time for transactions involving the Company’s securities from the perspective of compliance with applicable securities laws due to the fact that, during this period, individuals may often possess or have access to material nonpublic information relevant to the expected financial results for the quarter. Individuals subject to quarterly blackout periods are listed on a schedule maintained by a Compliance Officer. From time to time, the Company may identify other persons who should be subject to quarterly blackout periods, and the Compliance Officer may update and revise the schedule as appropriate. Special blackout periods From time to time, the Company may also prohibit directors, officers, employees and agents from engaging in transactions involving the Company’s securities when, in the judgment of the Compliance Officer, a trading blackout is warranted. The Company will generally impose special blackout periods when there are material developments known to the Company that have not yet been disclosed to the public. For example, the Company may impose a special blackout period in anticipation of announcing interim earnings guidance or a significant transaction or business development, including an investigation of a material cybersecurity event. However, special blackout periods may be declared for any reason. The Company will notify those persons subject to a special blackout period. Each person who has been so identified and notified by the Company may not engage in any transaction involving the Company’s securities until instructed otherwise by the Compliance Officer and should not disclose to others the fact of such suspension of trading.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 9 No “safe harbors” There are no unconditional “safe harbors” for trades made at particular times, and all persons subject to this Policy should exercise good judgment at all times. Even when a quarterly blackout period is not in effect, you may be prohibited from engaging in transactions involving the Company’s securities because you possess material nonpublic information, are subject to a special blackout period or are otherwise restricted under this Policy.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 10 PRE-CLEARANCE OF TRADES Except as discussed in the section entitled “Limited Exceptions” below, directors and executive officers should refrain from engaging in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Compliance Officer. In addition, the Company has determined that certain other employees and agents of the Company that may have regular or special access to material nonpublic information should refrain from engaging in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Compliance Officer. A Compliance Officer may not engage in a transaction involving the Company’s securities unless the other Compliance Officer has pre-cleared the transaction. Individuals subject to pre-clearance requirements are listed on a schedule maintained by a Compliance Officer. From time to time, the Company may identify other persons who should be subject to the pre-clearance requirements set forth above, and the Compliance Officer may update and revise the schedule as appropriate. These pre-clearance procedures are intended to decrease insider trading risks associated with transactions by individuals with regular or special access to material nonpublic information. In addition, requiring pre-clearance of transactions by directors and officers facilitates compliance with Rule 144 resale restrictions under the Securities Act of 1933, as amended, and the liability and reporting provisions of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pre-clearance of a trade, however, is not a defense to a claim of insider trading and does not excuse you from otherwise complying with insider trading laws or this Policy. Further, pre-clearance of a transaction does not constitute an affirmation by the Company or a Compliance Officer that you are not in possession of material nonpublic information. The Compliance Officer’s approval will be valid for the day of approval and the next two trading days unless you become in possession of material nonpublic information before then. The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 11 ADDITIONAL RESTRICTIONS AND GUIDANCE This section addresses certain types of transactions that may expose you and the Company to significant risks. You should understand that, even though a transaction may not be expressly prohibited by this section, you are responsible for ensuring that the transaction otherwise complies with other provisions in this Policy that may apply to the transaction, such as the general prohibition against insider trading as well as pre-clearance procedures and blackout periods, to the extent applicable. Short sales Short sales (i.e., the sale of a security that must be borrowed to make delivery) and “selling short against the box” (i.e., a sale with a delayed delivery) with respect to Company securities are prohibited under this Policy. Short sales may signal to the market possible bad news about the Company or a general lack of confidence in the Company’s prospects, and an expectation that the value of the Company’s securities will decline. In addition, short sales are effectively a bet against the Company’s success and may reduce the seller’s incentive to improve the Company’s performance. Short sales may also create a suspicion that the seller is engaged in insider trading. Derivative securities and hedging transactions This Policy prohibits transactions in publicly-traded options, such as puts and calls, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities, including the contribution of Company securities into an exchange fund or swap fund. Because exchange funds or swap funds limit your exposure in the Company’s securities by allowing you to contribute shares into a portfolio of other stocks thereby giving you access to a diversified investment portfolio, the contribution of Company securities into these funds can be interpreted as a hedging transaction. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Transactions in derivative securities may reflect a short-term and speculative interest in the Company’s securities and may create the appearance of impropriety, even where a transaction does not involve trading on inside information. Trading in derivatives may also focus attention on short-term performance at the expense of the Company’s long-term objectives. In addition, the application of securities laws to derivatives transactions can be complex, and persons engaging in derivatives transactions run an increased risk of violating securities laws if not careful. Using Company securities as collateral for loans You may not pledge Company securities as collateral for loans without the approval of a Compliance Officer. If you default on the loan, the lender may sell the pledged securities as collateral in a foreclosure sale. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, may result

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 12 in inadvertent insider trading violations, Section 16 violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. Holding Company securities in margin accounts You may not hold Company securities in margin accounts. Under typical margin arrangements, if you fail to meet a margin call, the broker may be entitled to sell securities held in the margin account without your consent. The sale, even though not initiated at your request, is still considered a sale for your benefit and, if made at a time when you are aware of material nonpublic information or are otherwise not permitted to trade, may result in inadvertent insider trading violations, Section 16 violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. Placing open orders with brokers Except in accordance with an approved trading plan (as discussed below), you should exercise caution when placing open orders, such as limit orders or stop orders, with brokers, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, which may result in inadvertent insider trading violations, Section 16 violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. If you are subject to blackout periods or pre-clearance requirements, you should so inform any broker with whom you place any open order at the time it is placed.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 13 LIMITED EXCEPTIONS The following are certain limited exceptions to the restrictions imposed by the Company under this Policy. Please be aware that even if a transaction is subject to an exception to this Policy, you will need to separately assess whether the transaction complies with applicable law. For example, even if a transaction is indicated as exempt from this Policy, you may need to comply with the “short-swing” trading restrictions under Section 16 of the Exchange Act, to the extent applicable. You are responsible for complying with applicable law at all times. Transactions pursuant to a trading plan that complies with SEC rules The SEC has enacted rules that provide an affirmative defense against alleged violations of U.S. federal insider trading laws for transactions pursuant to trading plans that meet certain requirements. In general, these rules, as set forth in Rule 10b5-1 under the Exchange Act, provide for an affirmative defense if you enter into a contract, provide instructions or adopt a written plan for trading securities when you are not aware of material nonpublic information. The contract, instructions or plan must (i) specify the amount, price and date of the transaction, (ii) specify an objective method for determining the amount, price and date of the transaction and/or (iii) place any subsequent discretion for determining the amount, price and date of the transaction in another person who is not, at the time of the transaction, aware of material nonpublic information. Transactions made pursuant to a written trading plan that (i) complies with the affirmative defense set forth in Rule 10b5-1 and (ii) is approved by the Compliance Officer, are not subject to the restrictions in this Policy against trades made while aware of material nonpublic information or to the pre-clearance procedures or blackout periods established under this Policy. In approving a trading plan, or any modification to any trading plan, the Compliance Officer may, in furtherance of the objectives expressed in this Policy, impose criteria in addition to those set forth in Rule 10b5-1 in his or her discretion. You should therefore confer with the Compliance Officer prior to entering into or making any modifications to any trading plan. The SEC rules regarding trading plans are complex and must be complied with completely to be effective. The description provided above is only a summary, and the Company strongly advises that you consult with your personal legal advisor if you intend to adopt a trading plan. While trading plans are subject to review and approval by the Company, the individual adopting the trading plan is ultimately responsible for compliance with Rule 10b5-1 and ensuring that the trading plan complies with this Policy. Trading plans and any modifications thereto must be filed with the Compliance Officer. The Company may publicly disclose information regarding trading plans that you may enter. Receipt and vesting of stock options, restricted stock units, restricted stock and stock appreciation rights The trading restrictions under this Policy do not apply to the grant or award of stock options, restricted stock units, restricted stock or stock appreciation rights issued or offered by the Company. The trading restrictions under this Policy also do not apply to the vesting, cancellation or forfeiture of stock options, restricted stock units, restricted stock or stock appreciation rights in accordance with applicable plans and agreements. The trading restrictions also do not apply

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 14 to the following types of transactions to the extent executed to satisfy a mandatory tax withholding obligation associated with the vesting of a security: net share withholding transactions and sell-to-cover transactions executed as permitted by the Board of Directors (or the Compensation Committee) and in accordance with applicable plans, agreements, and applicable law. The trading restrictions do apply, however, to any other sales of any such securities or the common stock underlying such securities. Exercise of stock options for cash The trading restrictions under this Policy do not apply to the exercise of stock options for cash under the Company’s stock option plans. Likewise, the trading restrictions under this Policy do not apply to the exercise of stock options in a stock-for-stock exercise with the Company or an election to have the Company withhold securities to cover tax obligations in connection with an option exercise. However, the trading restrictions under this Policy do apply to (i) the sale of any securities issued upon the exercise of a stock option, (ii) a cashless exercise of a stock option through a broker, since this involves selling a portion of the underlying shares to cover the costs of exercise, and (iii) any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Purchases from the employee stock purchase plan The trading restrictions in this Policy do not apply to elections with respect to participation in the Company’s employee stock purchase plan or to purchases of securities under the plan. However, the trading restrictions do apply to any subsequent sales of any such securities acquired therefrom. Stock splits, stock dividends and similar transactions The trading restrictions under this Policy do not apply to a change in the number of securities held as a result of a stock split or stock dividend applying equally to all securities of a class, or similar transactions. Inheritance The trading restrictions under this Policy do not apply to transfers by will or the laws of descent and distribution (e.g., through inheritance mechanisms). Change in form of ownership Transactions that involve merely a change in the form in which you own securities are not subject to the trading restrictions under this Policy. For example, you may transfer shares to an inter vivos trust of which you are the sole beneficiary during your lifetime. Other exceptions Any other exception from this Policy must be approved by the Compliance Officer, in consultation with the Board of Directors or an independent committee of the Board of Directors.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 15 COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT Obligations under Section 16 Section 16 of the Exchange Act, and the related rules and regulations, set forth (i) reporting obligations, (ii) limitations on “short-swing” transactions and (iii) limitations on short sales and other transactions applicable to directors, officers, large shareholders and certain other persons. The Board of Directors of the Company has determined that directors and those persons deemed to be executive officers are required to comply with Section 16 of the Exchange Act, and the related rules and regulations, because of their positions with the Company. The Compliance Officer may amend the list of directors and executive officers from time to time as appropriate to reflect the election of new officers or directors, any change in the responsibilities of officers or other employees and any promotions, demotions, resignations or departures. Directors and executive officers may not necessarily be the only persons subject to Section 16 requirements at any given time. Even if you are not a director or executive officer, you may be subject to Section 16 reporting obligations because of your shareholdings, for example. Notification requirements to facilitate Section 16 reporting To facilitate timely reporting of transactions pursuant to Section 16 requirements, each person subject to Section 16 reporting requirements must provide, or must ensure that his or her broker provides, the Company with detailed information (e.g., trade date, number of shares, exact price, etc.) regarding his or her transactions involving the Company’s securities, including gifts, transfers, pledges and transactions pursuant to a trading plan, both prior to (to confirm compliance with pre-clearance procedures, if applicable) and promptly following execution. Personal responsibility The obligation to file Section 16 reports, and to otherwise comply with Section 16, is personal. The Company is not responsible for the failure to comply with Section 16 requirements.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY 16 ADDITIONAL INFORMATION Availability of Policy This Policy will be made available to all directors, officers, employees and agents of the Company when they commence service with the Company. All Company directors, officers, and employees and certain key agents or consultants with access to material information are required to acknowledge their understanding of and agree to comply with this Policy. Amendments We are committed to continuously reviewing and updating our policies and procedures. The Company therefore reserves the right to amend, alter or terminate this Policy at any time and for any reason, subject to applicable law. A current copy of the Company’s policies regarding insider trading may be found on Share and on the Veeva Investor Relations website. * * * Nothing in this Insider Trading Policy creates or implies an employment contract or term of employment.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY SCHEDULE I SCHEDULE I REQUIREMENTS FOR RULE 10B5-1 TRADING PLANS For transactions in securities of Veeva Systems Inc. (the “Company”) under a “trading plan” established pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be exempt from (i) the prohibitions in the Company’s Insider Trading Policy with respect to transactions made while aware of material nonpublic information and (ii) the pre- clearance procedures and blackout periods established under the Company’s Insider Trading Policy, the trading plan must comply with the affirmative defense set forth in Rule 10b5-1 and must meet the following requirements: 1. The trading plan must be in writing and signed by the person adopting the trading plan. 2. The trading plan must be adopted at a time when: • the person adopting the trading plan is not aware of any material nonpublic information and • there is an “open window” (i.e., there is no quarterly, special, or other trading blackout in effect with respect to the person adopting the trading plan). For purposes of adopting a trading plan only, a special blackout period will end at the time of public disclosure of the material nonpublic information. 3. The trading plan must be entered and operated in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. 4. A person may not adopt more than one trading plan or adopt a single-trade trading plan without the approval of a Compliance Officer and only in compliance with Rule 10b5-1. 5. A person may not adopt more than one trading plan during a single “open window.” 6. The first trade under the trading plan may not occur until the later of (i) 91 days following adoption of the trading plan or (ii) three (3) business days following the filing of the Company’s Form 10-Q or Form 10-K that reports results for the fiscal quarter in which the trading plan was adopted. 7. All transactions during the term or terms of the person’s trading plan or plans (except for the other “Limited Exceptions” identified in the Company’s Insider Trading Policy or gifts otherwise made in compliance with the Company’s Insider Trading Policy) must be conducted through any of such person’s trading plan or plans. 8. Regarding modifications: • A modification is considered by Rule 10b5-1 to be a termination of a trading plan and an adoption of a new trading plan. • The trading plan may only be modified when the person modifying the trading plan is not aware of material nonpublic information.

VEEVA SYSTEMS INC. INSIDER TRADING POLICY SCHEDULE I • The trading plan may only be modified when there is an “open window,” i.e., there is no quarterly, special or other blackout in effect with respect to the person modifying the plan. • Each trading plan may be modified no more than once in any twelve (12) month period. • The first trade under the modified trading plan may not occur until the later of (i) 91 days following modification of the plan or (ii) three (3) business days following the filing of the Company’s 10-Q or Form 10-K that reports results for the fiscal quarter in which the trading plan was modified. 9. The Company’s Compliance Officer must be promptly notified of the cancelation of any trading plan. 10. If the trading plan grants discretion to a stockbroker or other person with respect to the execution of trades under the plan: • trades made under the trading plan must be executed by someone other than the stockbroker or other person that executes trades in other securities for the person adopting the trading plan; • the person adopting the trading plan may not confer with the person administering the trading plan regarding the Company or its securities; and • the person administering the trading plan must provide prompt notice to the Company of the execution of a transaction pursuant to the plan. 11. All transactions under the trading plan must be in accordance with applicable law. 12. The trading plan (including any modified trading plan) must meet such other requirements as the Compliance Officer may determine in his or her discretion. 13. The trading plan and any modification of a trading plan must be approved by and filed with the Company’s Compliance Officer. The person adopting or modifying the trading plan must certify in writing that he or she is not aware of material nonpublic information about the Company or its securities and the plan is being adopted or modified in good faith.